Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of SYNNEX Corporation:

1)	Registration Statement (Form S-8 No. 333-201755) pertaining to SYNNEX Corporation 2014 Employee Stock Purchase Plan,

2)	Registration Statement (Form S-8 No. 333-191442) pertaining to SYNNEX Corporation 2013 Stock Incentive Plan,

3)	Registration Statement (Form S-8 No. 333-158571) pertaining to SYNNEX Corporation 2003 Employee Stock Purchase Plan, and

4)
Registration Statement (Form S-8 No. 333-111799) pertaining to SYNNEX Corporation 2003 Stock Incentive Plan, SYNNEX Corporation 2003 Employee Stock Purchase Plan, SYNNEX Information Technologies, Inc. 1997 Stock Option/Stock Issuance Plan, SYNNEX Information Technologies, Inc. 1993 Stock Option Plan, and SYNNEX Information Technologies, Inc. Special Executive Stock Option/Stock Issuance Plan;

of our reports dated February 21, 2018, with respect to the consolidated financial statements and schedule of Convergys Corporation and the effectiveness of internal control over financial reporting of Convergys Corporation, included in Convergys Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2017, and incorporated by reference in this Current Report of SYNNEX Corporation on Form 8-K/A.

/s/ Ernst & Young LLP

Cincinnati, Ohio
November 14, 2018